Exhibit 99.1

N E W S R E L E A S E

Atmel Reports Second Quarter 2013 Financial Results

SAN JOSE, CA, July 31, 2013 -- Atmel® Corporation (Nasdaq: ATML), a leader in microcontroller and touch solutions, today announced financial results for its second quarter ended June 30, 2013.

	GAAP			Non-GAAP
	Q2 2013	Q1 2013	Q2 2012	Q2 2013	Q1 2013	Q2 2012
Net revenue	$347.8	$329.1	$368.2	$347.8	$329.1	$368.2
Gross margin	42.5%	39.9%	44.0%	42.6%	40.5%	44.6%
Operating margin	5.6%	(19.0)%	2.2%	7.9%	4.3%	11.7%
Net income (loss)	$13.0	$(47.7)	$0.8	$25.3	$13.6	$37.4
Diluted EPS	$0.03	$(0.11)	$0.00	$0.06	$0.03	$0.08

(In millions, except earnings per share data and percentages)

Revenue for the second quarter of 2013 was $347.8 million, a 6% increase compared to $329.1 million for the first quarter of 2013, and 6% lower compared to $368.2 million for the second quarter of 2012. Adjusting for the Serial Flash divestiture that occurred in September 2012, second quarter 2013 revenue declined 2% from the second quarter of the prior year.

GAAP net income totaled $13.0 million or $0.03 per diluted share for the second quarter of 2013. This compares to a GAAP net loss of $(47.7) million or $(0.11) per diluted share for the first quarter of 2013, and GAAP net income of $0.8 million or $0.00 per diluted share for the second quarter of 2012.

Non-GAAP net income for the second quarter of 2013 totaled $25.3 million or $0.06 per diluted share, compared to non-GAAP net income of $13.6 million or $0.03 per diluted share in the first quarter of 2013, and non-GAAP net income of $37.4 million or $0.08 per diluted share for the year-ago quarter. Refer to the non-GAAP reconciliation table included in this release for more details.

GAAP gross margin was 42.5% in the second quarter of 2013, compared to 39.9% in the first quarter of 2013 and 44.0% in the second quarter of 2012. Non-GAAP gross margin was 42.6% in the second quarter of 2013 as compared to 40.5% in the preceding quarter and 44.6% in the second quarter of 2012.

“Our core microcontroller business generated strong growth in the second quarter and we further improved our competitive position with the launch of our new low-power ARM Cortex-M0+ product family. Additionally, our XSense™ product has achieved production qualification in our Colorado facility and we are now positioned to ramp volume production for this revolutionary new technology,” said Steve Laub, Atmel's President and Chief Executive Officer. "We are pleased with the progress we made on improving our gross margin and remain focused on achieving our long-term operating model goals."

Second quarter 2013 income from operations on a GAAP basis was $19.4 million or 5.6% of revenue, compared to loss from operations of $(62.4) million or (19.0)% of revenue for the first quarter of 2013 and income from operations of $8.2 million or 2.2% of revenue for the second quarter of 2012. Second quarter 2013 income from operations included a $1.5 million gain related to foundry arrangements and $1.8 million in acquisition-related charges. In comparison, first quarter 2013 loss from operations was adversely affected by restructuring activities of $42.8 million, legal-related settlement charges of $21.6 million and acquisition-related charges of $2.3 million, and were partially offset by a gain on the sale of our Serial Flash product line of $4.4 million. Second quarter 2012 income from operations included $14.4 million of restructuring charges and $2.0 million in acquisition-related charges.

Non-GAAP income from operations in the second quarter of 2013 was $27.6 million or 7.9% of revenue, compared to first quarter non-GAAP income from operations of $14.2 million or 4.3% of revenue, and second quarter 2012 non-GAAP income from operations of $43.0 million or 11.7% of revenue. Refer to the non-GAAP reconciliation table included in this release for more details.

Income tax provision, on a GAAP basis, totaled $5.7 million for the second quarter of 2013. This compares to a benefit from income taxes of $14.4 million for the first quarter of 2013 and a provision for income taxes of $3.7 million for the second quarter of 2012.

Non-GAAP provision for income taxes for the second quarter of 2013 was $1.6 million compared to non-GAAP income tax provisions of $1.0 million for the first quarter of 2013 and $1.8 million for the second quarter of 2012.

Cash provided by operations totaled approximately $8.6 million for the second quarter of 2013, compared to cash used in operations of $12.0 million for the first quarter of 2013 and cash provided by operations of $7.9 million for the second quarter of 2012. Combined cash balances (cash and cash equivalents plus short-term investments) totaled $226.6 million at the end of the second quarter of 2013, a decrease of $18.3 million from the immediately preceding quarter. The decrease in cash balances during the second quarter of 2013 resulted principally from payments for previously accrued legal settlements, restructuring charges, and for common stock repurchases.

Company Highlights

•	XSense qualified for volume production in our Colorado facility

•	Launched new low-power ARM Cortex-M0+ based family of microcontrollers

•	VIZIO selects Atmel's ultra-low power Wi-Fi solution for television remote control

•	Licensed Sensinode's 6LoWPAN software stack for use in ultra-low power wireless hardware platforms

•	Atmel ARM- and AVR-based microcontrollers power Secret Labs' ultra-low-power smart watch

•	Introduced new products with maXTouch® inside including smartphones, Android and Windows 8 tablets, Ultrabooks, and automotive navigation

•	maXTouch powers touchscreens for Samsung's Galaxy S4 Mini smartphone and Galaxy Tab 3 10.1” tablet

•	maXTouch T Series single-chip controllers power touchscreens for multiple new ASUS tablets and Ultrabooks

•	Received best partner award from ASUS

•	Qualified new automotive maXTouch controller family, enabling single-layer shieldless touchscreens and touchpad designs

•	Launched new family of crypto memory products

Stock Repurchase
During the second quarter of 2013, Atmel repurchased 2.0 million shares of its common stock in the open market at an average price of $7.00 per share.

Non-GAAP Metrics
Non-GAAP net income excludes charges and credits related to gain on foundry arrangements, recovery of receivables from foundry suppliers, restructuring charges, settlement charges, acquisition-related charges, gain on sale of assets, credit from reserved grant income, share-based compensation, as well as the non-GAAP income tax adjustment and other non-recurring income tax items. A reconciliation of GAAP results to non-GAAP results is included following the financial statements below.

Conference Call
Atmel will hold a teleconference at 2:00 p.m. PT today to discuss the second quarter 2013 financial results. The conference call will be webcast live and can also be monitored by dialing 1-706-758-4519. The conference ID number is 96471278 and participants are encouraged to initiate their calls 10 minutes prior to the 2:00 p.m. PT start time to ensure a timely connection. The webcast and earnings release will be accessible at http://ir.atmel.com/ and will be archived for 12 months.

A replay of the July 31, 2013 conference call will be available the same day at approximately 5:00 p.m. PT and will be archived for 48 hours. The replay access number is 1-404-537-3406. The access code is 96471278.

About Atmel
Atmel is a worldwide leader in the design and manufacture of microcontrollers, capacitive touch solutions, advanced logic, mixed-signal, nonvolatile memory and radio frequency (RF) components. Leveraging one of the industry's broadest intellectual property (IP) technology portfolios, Atmel is able to provide the electronics industry with complete system solutions focused on industrial, consumer, communications, computing and automotive markets.

© 2013 Atmel Corporation. Atmel®, Atmel logo and combinations thereof, and others are registered trademarks or trademarks of Atmel Corporation or its subsidiaries. Other terms and product names may be trademarks of others.

Safe Harbor for Forward-Looking Statements
Information in this release regarding Atmel's forecasts, business outlook, expectations, new product launches, and beliefs are forward-looking statements that involve risks and uncertainties. These statements may include comments about our future operating and financial performance, including our outlook for 2013 and beyond, our expectations regarding market share and product revenue growth, and Atmel's strategies. All forward-looking statements included in this release are based upon information available to Atmel as of the date of this release, which may change. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, without limitation, general global macroeconomic conditions (especially in Europe and Asia); the cyclical nature of the semiconductor industry; the inability to realize the anticipated benefits of transactions related to acquisitions, restructuring activities or other initiatives in a timely manner or at all; the impact of competitive products and pricing; disruption to our business caused by our increased dependence on outside foundries, and the financial instability or insolvencies of those foundries in some cases; industry and/or company overcapacity or undercapacity, including capacity constraints of our independent assembly contractors; the success of our customers' end products and timely design acceptance by our customers; timely introduction of new products and technologies (including, for example, our XSense and new maXTouch products) and implementation of new manufacturing technologies; our ability to ramp new products into volume production; our reliance on non-binding customer forecasts and the absence of long-term supply contracts with most of our customers; financial stability in foreign markets and the impact or volatility of foreign exchange rates; unanticipated changes in environmental, health and safety regulations; our dependence on selling through independent distributors; the complexity of our revenue recognition policies; information technology system failures; business interruptions, natural disasters or terrorist acts; unanticipated costs and expenses or the inability to identify expenses which can be eliminated; the market price or volatility of our common stock; disruptions in the availability of raw materials; compliance with U.S. and international laws and regulations by us and our distributors; our dependence on key personnel; our ability to protect our intellectual property rights; litigation (including intellectual property litigation in which we may be involved or in which our customers may be involved, especially in the mobile device sector), and the possible unfavorable results of legal proceedings; and other risks detailed from time to time in Atmel's SEC reports and filings, including our Form 10-K for the year ended December 31, 2012, filed on February 26, 2013. Atmel assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:
Peter Schuman
Senior Director, Investor Relations
(408) 437-2026

ATMEL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Net revenue	$347,816	$329,143	$368,200	$676,959	$726,037

Operating expenses
Cost of revenue	199,891	197,838	206,313	397,729	411,783
Research and development	67,362	68,308	66,392	135,670	132,681
Selling, general and administrative	58,912	63,577	70,990	122,489	140,845
Acquisition-related charges	1,759	2,255	1,956	4,014	3,912
Restructuring charges	582	42,814	14,354	43,396	14,354
Recovery of receivables from foundry suppliers	(83)	(439)	—	(522)	—
Credit from reserved grant income	—	—	—	—	(10,689)
Gain on sale of assets	—	(4,430)	—	(4,430)	—
Settlement charges	—	21,600	—	21,600	—
Total operating expenses	328,423	391,523	360,005	719,946	692,886
Income (loss) from operations	19,393	(62,380)	8,195	(42,987)	33,151

Interest and other (expense) income, net	(738)	352	(3,716)	(386)	(3,940)
Income (loss) before income taxes	18,655	(62,028)	4,479	(43,373)	29,211
(Provision for) benefit from income taxes	(5,679)	14,361	(3,725)	8,682	(8,070)
Net income (loss)	$12,976	$(47,667)	$754	$(34,691)	$21,141

Basic net income (loss) per share:
Net income (loss) per share	$0.03	$(0.11)	$0.00	$(0.08)	$0.05
Weighted-average shares used in basic net income (loss) per share calculations	428,239	428,999	433,616	428,617	436,941
Diluted net income (loss) per share:
Net income (loss) per share	$0.03	$(0.11)	$0.00	$(0.08)	$0.05
Weighted-average shares used in diluted net income (loss) per share calculations	430,536	428,999	436,851	428,617	440,919

ATMEL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	June 30, 2013	December 31, 2012

Current assets
Cash and cash equivalents	$224,001	$293,370
Short-term investments	2,591	2,687
Accounts receivable, net	206,072	188,488
Inventories	323,762	348,273
Prepaids and other current assets	114,530	125,019
Total current assets	870,956	957,837
Fixed assets, net	197,242	221,044
Goodwill	104,501	104,430
Intangible assets, net	31,566	27,257
Other assets	168,712	122,965
Total assets	$1,372,977	$1,433,533

Current liabilities
Trade accounts payable	83,109	103,980
Accrued and other liabilities	190,176	203,510
Deferred income on shipments to distributors	41,350	29,226
Total current liabilities	314,635	336,716
Other long-term liabilities	111,800	100,179
Total liabilities	426,435	436,895
Stockholders' equity	946,542	996,638
Total liabilities and stockholders' equity	$1,372,977	$1,433,533

ATMEL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(Unaudited)
	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
GAAP gross margin	$147,925	$131,305	$161,887	$279,230	$314,254
Gain related to foundry arrangements	(1,514)	—	—	(1,514)	—
Share-based compensation expense	1,609	1,844	2,314	3,453	4,569
Non-GAAP gross margin	$148,020	$133,149	$164,201	$281,169	$318,823

GAAP research and development expense	$67,362	$68,308	$66,392	$135,670	$132,681
Share-based compensation expense	(3,016)	(4,608)	(5,880)	(7,624)	(12,643)
Non-GAAP research and development expense	$64,346	$63,700	$60,512	$128,046	$120,038

GAAP selling, general and administrative expense	$58,912	$63,577	$70,990	$122,489	$140,845
Share-based compensation expense	(2,855)	(8,310)	(10,288)	(11,165)	(20,597)
Non-GAAP selling, general and administrative expense	$56,057	$55,267	$60,702	$111,324	$120,248

GAAP income (loss) from operations	$19,393	$(62,380)	$8,195	$(42,987)	$33,151
Share-based compensation expense	7,480	14,762	18,482	22,242	37,809
Acquisition-related charges	1,759	2,255	1,956	4,014	3,912
Restructuring charges	582	42,814	14,354	43,396	14,354
Gain related to foundry arrangements	(1,514)	—	—	(1,514)	—
Recovery of receivables from foundry suppliers	(83)	(439)	—	(522)	—
Credit from reserved grant income	—	—	—	—	(10,689)
Gain on sale of assets	—	(4,430)	—	(4,430)	—
Settlement charges	—	21,600	—	21,600	—
Non-GAAP income from operations	$27,617	$14,182	$42,987	$41,799	$78,537

GAAP (provision for) benefit from income taxes	$(5,679)	$14,361	$(3,725)	$8,682	$(8,070)
Adjustments for cash tax and other tax settlements	(4,057)	15,335	(1,879)	11,278	(6,153)
Non-GAAP provision for income taxes	$(1,622)	$(974)	$(1,846)	$(2,596)	$(1,917)

GAAP net income (loss)	$12,976	$(47,667)	$754	$(34,691)	$21,141
Share-based compensation expense	7,480	14,762	18,482	22,242	37,809
Acquisition-related charges	1,759	2,255	1,956	4,014	3,912
Restructuring charges	582	42,814	14,354	43,396	14,354
Gain related to foundry arrangements	(1,514)	—	—	(1,514)	—
Recovery of receivables from foundry suppliers	(83)	(439)	—	(522)	—
Credit from reserved grant income	—	—	—	—	(10,689)
Gain on sale of assets	—	(4,430)	—	(4,430)	—
Settlement charges	—	21,600	—	21,600	—
Tax adjustments	4,057	(15,335)	1,879	(11,278)	6,153
Non-GAAP net income	$25,257	$13,560	$37,425	$38,817	$72,680

GAAP net income (loss) per share - diluted	$0.03	$(0.11)	$0.00	$(0.08)	$0.05
Share-based compensation expense	0.02	0.03	0.04	0.05	0.08
Acquisition-related charges	0.00	0.01	0.01	0.01	0.01
Restructuring charges	0.00	0.10	0.03	0.10	0.03
Gain related to foundry arrangements	(0.00)	—	—	(0.00)	—
Recovery of receivables from foundry suppliers	(0.00)	(0.00)	—	(0.00)	—
Credit from reserved grant income	—	—	—	—	(0.02)
Gain on sale of assets	—	(0.01)	—	(0.01)	—
Settlement charges	—	0.05	—	0.05	—
Tax adjustments	0.01	(0.04)	0.00	(0.03)	0.01
Non-GAAP net income per share - diluted	$0.06	$0.03	$0.08	$0.09	$0.16

GAAP diluted shares	430,536	428,999	436,851	428,617	440,919
Adjusted dilutive stock awards - non-GAAP	9,131	13,768	5,102	11,355	4,696
Non-GAAP diluted shares	439,667	442,767	441,953	439,972	445,615

Notes to Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, Atmel uses non-GAAP financial measures, including non-GAAP net income and non-GAAP net income per diluted share, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as shown above and described below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Atmel's operations that, when viewed in conjunction with Atmel's GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Atmel's business and operations.

Atmel uses each of these non-GAAP financial measures for internal purposes and believes that these non-GAAP measures provide meaningful supplemental information regarding operational and financial performance. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes. Atmel may, in the future, determine to present non-GAAP financial measures other than those presented in this release, which it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect information used by the company's management in assessing its business, which may change from time to time.

Atmel believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, is useful to investors because the non-GAAP financial measures allow investors to see Atmel's results “through the eyes” of management as these non-GAAP financial measures reflect Atmel's internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Atmel's operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Atmel's operating results in a manner that is focused on the performance of its ongoing operations. In addition, these non-GAAP financial measures may facilitate comparisons to Atmel's historical operating results and to competitors' operating results.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Atmel's reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for or superior to the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided above.

As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables above, each of the non-GAAP financial measures excludes one or more of the following items:

•	Gain related to foundry arrangements.

Gain related to foundry arrangements relates to the reduction of estimated loss previously recorded with respect to European foundry “take or pay” arrangements for wafers to be delivered during the remaining term of the arrangement.   Atmel believes that it is appropriate to exclude gain related to foundry arrangements from Atmel's non-GAAP financial measures, as it enhances the ability of investors to compare Atmel's period-over-period operating results from continuing operations.

•	Recovery of receivables from foundry suppliers.

Recovery of receivables from foundry suppliers relates to the Company's assessment of the probability of collecting on receivables from European foundry suppliers for certain services provided by Atmel to those foundries.  Atmel believes that it is appropriate to exclude recovery of receivables from foundry suppliers from Atmel's non-GAAP financial measures, as it enhances the ability of investors to compare Atmel's period-over-period operating results from continuing operations.

•	Share-based compensation expense.

Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. This includes share-based compensation expense related to performance-based restricted stock units for which Atmel recognizes share-based compensation expense to the extent management believes it is probable that Atmel will achieve the performance criteria which occurs before these awards actually vest. If the performance goals are unlikely to be met, no compensation expense is recognized and any previously recognized compensation expense is reversed. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Atmel's control. As a result, management excludes this item from Atmel's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Atmel's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

•	Acquisition-related charges.

Acquisition-related charges include: (1) amortization of intangibles, which include acquired intangibles such as customer relationships, backlog, core developed technology, trade names and non-compete agreements and (2) contingent compensation expense, which includes compensation resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions. In most cases, these acquisition-related charges are not factored into management's evaluation of potential acquisitions or Atmel's performance after completion of acquisitions, because they are not related to Atmel's core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Atmel against the performance of other companies without the variability caused by purchase accounting.

•	Restructuring charges.

Restructuring charges primarily relate to expenses necessary to make infrastructure-related changes to Atmel's operating costs. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Atmel has engaged in various restructuring activities in recent years, each has been a discrete event based on a unique set of business objectives. Atmel believes that it is appropriate to exclude restructuring charges from Atmel's non-GAAP financial measures, as it enhances the ability of investors to compare Atmel's period-over-period operating results from continuing operations.

•	Credit from reserved grant income.

Atmel recognized a credit from reserved grant income as a result of a ministerial decision executed by the Greek government providing for a partial refund of an outstanding state grant previously made. Based on the execution of this ministerial decision and the subsequent publication of that decision, management determined that it would not be required to repay the full amount of the outstanding grant. Atmel believes that it is appropriate to exclude credit from reserved grant income from Atmel's non-GAAP financial measures, as it enhances the ability of investors to compare Atmel's period-over-period operating results from continuing operations.

•	Gain on sale of assets.

Atmel recognizes gains resulting from the sale of certain non-strategic assets that no longer align with Atmel's long-term operating plan. Atmel excludes these items from its non-GAAP financial measures primarily because these gains are individually discrete events and generally not reflective of the ongoing operating performance of Atmel's business and can distort period-over-period comparisons.

•	Settlement charges.

Settlement charges related to legal settlements undertaken in connection with actual, contemplated or anticipated litigation, or activities undertaken in preparation for, or anticipation of, possible litigation related to intellectual property, customer claims or other matters affecting the business that are generally not reflective of ongoing company performance or ordinary course of litigation expenses.

•	Non-GAAP tax adjustment.

In conjunction with the implementation of Atmel's global structure changes which took effect January 1, 2011, the company changed its methodology for reporting non-GAAP taxes. Beginning in the first quarter of 2011, Atmel's non-GAAP tax amounts approximate operating cash tax expense, similar to the liability reported on Atmel's tax returns. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Atmel forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to earnings for that period.